STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

March 11, 2019

Job Number: C20190311-1336
Reference Number: 20190107348-65
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20190107345-32	Reinstatement	1 Pages/1 Copies
20190107347-54	Acceptance of Registered Agent	1 Pages/1 Copies
20190107346-43	Annual List	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Ashley Pion
Certificate Number: C20190311-1336

260203

260203

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20190107345-32
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 03/11/2019 10:57 AM
	Entity Number E0456912010-5

Certificate of Reinstatement

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 88 AND 89)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Reinstatement
(For Entities Governed by NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 88 and 89)

1. Name of Entity:

HI-GREAT GROUP HOLDING COMPANY

2. Entity Number: E0456912010-5

3. Signature:

I declare under penalty of perjury that the reinstatement has been authorized by a court of competent jurisdiction or by the duly elected board of directors of the entity or if the entity has no board of directors, its equivalent of such board.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X David Sagar
Signature of Officer or other Authorized Signature

3/11/19
Date

This form must be accompanied by appropriate fees.

181004

181004

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Statement of Change of Registered Agent by Represented Entity

(PURSUANT TO NRS 77.340)

This form may be submitted by: the Represented Entity to appoint a new Registered Agent or amend own service of process info. For more information please visit http://www.nvsos.gov/index.aspx?page=141

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20190107347-54
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 03/11/2019 10:57 AM
	Entity Number E0456912010-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Represented Entity:

HI-GREAT GROUP HOLDING COMPANY

2. Entity File Number: E0456912010-5

3. This statement of change will have the following effect: (check only one)

☑ Appoints a new agent for service of process (complete 4a or 4b)

☐ Updates contact information of the Represented Entity acting as own agent (complete 4c)

4. Information in effect upon the filing of this statement: (complete only one section)

a) Commercial Registered Agent:

Nevada Agency and Transfer Company
Name

b) Noncommercial Registered Agent:

Name

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

c) Title of Office or Other Position within Represented Entity:

Name of Title or Position

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

5. Signature of Represented Entity: (required)

X [signature]
Authorized Signature

Date: 03/11/19

6. Registered Agent Acceptance: (required)

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 03/11/19

FEE: $60.00

This form must be accompanied by appropriate fees.

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

HI-GREAT GROUP HOLDING COMPANY | E0456912010-5

NAME OF CORPORATION

100103

FOR THE FILING PERIOD OF 2017 TO 2019

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Filed in the office of Barbara K. Cegavske, Secretary of State, State of Nevada
Document Number 20190107346-43
Filing Date and Time 03/11/2019 10:57 AM
Entity Number E0456912010-5

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An Officer must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $500.00/$200.00 for Professional Corporations filed pursuant to NRS Chapter 89. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to Nevada Agency and Transfer Company
6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880, Reno NV 89501
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ABOVE SPACE IS FOR OFFICE USE ONLY

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ____

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ____

☐ This publicly traded corporation is not required to have a Central Index Key number.

NRS 76.020 Exemption Codes
001 - Governmental Entity
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co

NAME	TITLE(S)	ADDRESS	CITY	STATE	ZIP CODE
DAVID LAZAR	PRESIDENT (OR EQUIVALENT OF)	50 WEST LIBERTY STREET SUITE 880	RENO	NV	89501
DAVID LAZAR	SECRETARY (OR EQUIVALENT OF)	50 WEST LIBERTY STREET SUITE 880	RENO	NV	89501
DAVID LAZAR	TREASURER (OR EQUIVALENT OF)	50 WEST LIBERTY STREET SUITE 880	RENO	NV	89501
DAVID LAZAR	DIRECTOR	50 WEST LIBERTY STREET SUITE 880	RENO	NV	89501

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X David Lazar
Signature of Officer or Other Authorized Signature

Title: CEO

Date: 03/11/19